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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 16, 2001


                            BIOSPHERICS INCORPORATED
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                       0-5576                        52-0849320
------------------               -------------              --------------------
 (State or other                  (Commission                  (IRS Employer
 jurisdiction of                  File Number)               Identification No.)
  incorporation)


12051 INDIAN CREEK COURT, BELTSVILLE, MARYLAND                         20705
------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



                                 (301) 419-3900
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




                             Exhibit Index on Page 6

                                Page 1 of 6 Pages

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Item 5. OTHER EVENTS.

ADOPTION OF RIGHTS PLAN

         On February 16, 2001, the Board of Directors of Biospherics Incorporated (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.005 per share (the "Common Shares"), of the Company. The distribution is payable to stockholders of record at the close of business on March 1, 2001 (the "Record Date"), and with respect to all Common Shares that become outstanding after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights, the exchange of the Rights, and the expiration of the Rights (and, in certain cases, following the Distribution
Date).

         Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock, Series A, no par value per share, of the Company (the "Preferred Shares") at a price of $16.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Co. as Rights Agent (the "Rights Agent").

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because of the Board of Directors ability to redeem the Rights, as discussed below.

RIGHTS ATTACH TO COMMON SHARES INITIALLY

         Initially and until a Distribution Date occurs, the Rights are attached to all Common Shares and no separate Rights certificates will be issued. During this initial period:

         -        The Rights are not exercisable;

         -        Holders, as such, have no voting rights;

         - The Rights are transferred with the Common Shares and are not transferable separately from the Common Shares;

         -        No dividends are paid on the Rights;

         - New Common Share certificates or book entry shares issued will contain a notation incorporating the Rights Agreement by reference; and

         - The transfer of any Common Shares will also constitute the transfer of the Rights.


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         The Rights expire December 31, 2010 (the "Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

DISTRIBUTION OF RIGHTS

         Separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares on the "Distribution Date." The Distribution Date is the earlier to occur of the following two events:

         - The tenth (10th) day after a public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire 10 percent or more of the outstanding Common Shares; or

         - The tenth (10th) business day after the commencement or public disclosure of an intention to commence a tender offer or exchange offer by a person other than an exempt person if, upon consummation of the offer, such person could acquire beneficial ownership of 10 percent or more of the outstanding Common Shares.

RIGHT TO PURCHASE BIOSPHERICS STOCK

         If a person or group acquires or obtains the right to acquire 10 percent or more of the outstanding Common Shares (thereby becoming an "Acquiring Person") each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares, Common Share equivalents or cash) having a value equal to two times the exercise price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares at a 50 percent discount.

         For example, at the exercise price of $16.00 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $32.00 worth of Common Shares (or other consideration, as noted above) for $16.00. Assuming a value of $8.00 per Common Share at such time, the holder of each valid Right would be entitled to purchase four (4) Common Shares for $16.00.

RIGHTS TO PURCHASE ACQUIRING PERSON STOCK

         In the event that, at the time or after a person becomes an Acquiring Person, the Company is involved in a merger or other business combination in which (i) the Company is not the surviving corporation, (ii) Common Stock is changed or exchanged, or (iii) 50 percent or more of the Company's consolidated assets or earning power are sold, then each Right (other than Rights that are or were owned by the Acquiring Person and certain related persons and transferees, which will thereafter be void) shall thereafter be exercisable for a number of shares of common stock of the acquiring company having a market value of two times the exercise price of the


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Right. In other words, a Rights holder may purchase the acquiring company's common stock at a 50 percent discount.

EXCHANGE OF BIOSPHERICS STOCK FOR RIGHTS

         At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50 percent or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or a Common Share equivalent), per Right (subject to adjustment).

REDEMPTION

         The Rights are redeemable by the Company in whole but not in part at a price of $.001 per Right at any time prior to the time that a person or a group has become an Acquiring Person. Immediately upon redemption, the right to exercise will terminate and the only right of holders will be to receive the redemption price.

AMENDMENTS

         As long as the Rights are redeemable, the terms of the Rights may be amended by the Board of Directors in its discretion without the consent of the Rights holders. After that time, no amendment may adversely affect the interests of the Rights Holder (other than the Acquiring Person).

TERMS OF PREFERRED SHARES

         The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each holder of a Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $1.00 per share and 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment equal to the greater of $1.00 per share and 100 times the payment made per Common Share. Each Preferred Share will have 100 votes per share, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share.

MISCELLANEOUS

         The Purchase Price payable, and the number and kind of securities, cash or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision or combination of, the Common Shares, (ii) upon the grant to holders of the Common Shares of rights, options or warrants to subscribe for Common Shares or securities convertible into Common Shares at less



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than the current market price, (iii) upon the distribution to holders of the
Common Shares of securities, cash, evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) and (iv) in connection with recapitalizations of the Company or reclassifications of the Common Shares.

         No fractional Common Shares or Preferred Shares will be required to be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of Common Shares or Preferred Shares on the last trading date prior to the date of exercise.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one Common Share.

         This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement attached as Exhibit 1, which is incorporated in this Current Report on Form 8-K by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) FINANCIAL STATEMENTS: None

         (b) PRO FORMA FINANCIAL INFORMATION: None

         (c) EXHIBITS: Reference is made to the Exhibit Index annexed hereto and made a part hereof.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            BIOSPHERICS INCORPORATED

Date:    February 27, 2001                  By: /s/ Gilbert V. Levin
                                               ---------------------------------
                                            Name:  Gilbert V. Levin
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer




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                                  EXHIBIT INDEX

EXHIBIT
1.              Rights Agreement dated as of February 16, 2001 between
                Biospherics Incorporated and American Stock Transfer &
                Trust Co. as Rights Agent.

2.              Press Release dated February 27, 2001




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